Exhibit 10.1

Executive Employment Agreement

Dated as of October 6, 2026

This Executive Employment Agreement (the “Agreement”) dated as of the date first set forth above (the “Effective Date”) is entered into by and between Advasa Holdings, Inc., a Delaware corporation (the “Company”) and William Witherspoon (the “Executive”). The Company and Executive may collectively be referred to as the “Parties” and each individually as a “Party.”

WHEREAS, the Company now desires to employ the Executive as the Chief Financial Officer of the Company and the Executive desires to serve in such capacity on behalf of the Company, in each case subject to the terms and conditions herein;

NOW, THEREFORE, in consideration of the promises and of the mutual covenants and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the Executive hereby agree as follows:

Section 1. Employment.

(a)

At-Will Employment. Employment is at will, and either Party may terminate it at any time, for any reason or no reason. The Executive will give at least thirty (30) days’ prior written notice of resignation. The Company may waive all or part of any notice period, place the Executive on paid leave during it, or pay Base Salary in lieu of it. The period of time during which the Company employs executive shall be referred to as the “Term.”

(b)	Duties. The Company hereby appoints Executive, and Executive shall serve, as the Chief Financial Officer of the Company and shall report to the Chief Executive Officer of the Company (the “CEO”) and the Board of Directors of the Company (the “Board”) and to such other persons as designated by the Board. The Executive shall have such duties and responsibilities as are consistent with Executive’s position with the Company. In addition, the Executive shall perform all other duties and accept all other responsibilities incident to such position as may reasonably assigned to Executive by the Board.

Section 2. Compensation and Other Benefits. As compensation for the services to be rendered hereunder, during the Term the Company shall pay to the Executive the salary and bonuses, and shall provide the benefits, as set forth in this Section 2.

(a)	Base Salary. The Company shall pay to the Executive an initial annual base salary of $200,000 (Two Hundred Thousand Dollars), payable on a monthly basis commencing on the Effective Date (as the same may be adjusted herein, the “Base Salary”). The Base Salary shall be paid in accordance with the Company’s payroll policies.

(b)	Bonus. The Executive shall be eligible to receive discretionary bonuses and discretion grants of equity of the Company, as determined by the Board or authorized compensation committee in their sole and absolute discretion. No amount, percentage, grant date, vesting, or bonus is promised by this agreement. Any approved equity grant will be governed by the applicable plan and separate award agreement, including trading, reporting, tax, and clawback terms.

(c)	Fringe Benefits. During the Term, the Executive shall be entitled to fringe benefits consistent with the practices of the Company, and to the extent the Company provides similar benefits to the Company’s executive officers. The Company reserves the right to modify, amend, or terminate any employee benefit plan in its sole discretion.

(d)	Business Expenses. The Executive shall be entitled to reimbursement for all reasonable and necessary out-of-pocket business, entertainment and travel expenses incurred by the Executive in connection with the performance of Executive’s duties hereunder and in accordance with the Company’s expense reimbursement policies and procedures available to similarly situated executives

Section 3. Payment Clawback Requirements. Each Annual Bonus, any other incentive-based compensation (as defined under Section 10D of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Rule 10D-1 thereunder), and each other amount payable under this Agreement, is subject to any compensation recovery or clawback policy of the Company as in effect from time to time (including any policy adopted to comply with Section 10D of the Exchange Act, Rule 10D-1 thereunder and the applicable listing standards of the exchange on which the Public Company’s securities are listed), Section 304 of the Sarbanes-Oxley Act of 2002 and applicable law. For the avoidance of doubt, RSUs that vest based solely on continued service are not incentive-based compensation for purposes of any policy adopted to comply with Rule 10D-1, but remain subject to Section 304 of the Sarbanes-Oxley Act of 2002 and any other recovery required by applicable law. The Executive will promptly repay any amount required to be recovered.

Section 4. Post-Termination Assistance. Upon the Executive’s termination of employment with the Company, the Executive agrees to fully cooperate in all matters relating to the winding up or pending work on behalf of the Company and the orderly transfer of work to other employees of the Company following any termination of the Executives’ employment. The Executive further agrees that Executive will provide, upon reasonable notice, such information and assistance to the Company as may reasonably be requested by the Company in connection with any audit, governmental investigation, litigation, or other dispute in which the Company is or may become a party and as to which the Executive has knowledge; provided, however, that (i) the Company agrees to reimburse the Executive for any related out-of-pocket expenses, including travel expenses, and (ii) any such assistance may not unreasonably interfere with Executive’s then current employment.

Section 5. Confidentiality. During and after employment, the Executive will hold in strict confidence and will not use or disclose except in performing the Executive’s duties, all non-public information concerning the Company Group or its business, technology, finances, investors, transactions, customers, suppliers or personnel, in any form (“Confidential Information”). Confidential Information excludes information that becomes public without breach by the Executive or is lawfully obtained from a third party without a confidentiality duty. The Executive’s obligations will continue for as long as the information remains confidential and, for trade secrets, for as long as applicable law protects them.

Section 6. Intellectual Property Rights.

(a)	Definition of Work Product. As used in this Agreement, the term “Work Product” means any invention, know-how, design, mask work, trademark, formula, process, manufacturing technique, trade secret, idea, artwork, software, or other copyrightable or patentable work.

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(b)	Disclosure, Confidentiality, and Ownership of Company Work Product.. Executive will promptly disclose in writing to Company all Work Product that Executive, alone or with others, conceives, creates, reduces to practice, or learns while performing work for Company (“Company Work Product”). Executive will keep Company Work Product confidential and use or disclose it only as authorized in writing by Company. Company Work Product created in performing services under this Agreement will be “work made for hire” to the extent permitted by law and will belong exclusively to Company. Executive irrevocably assigns Company all rights in Company Work Product, including all related intellectual property rights, and will not use it or challenge Company’s ownership. Executive also grants Company a perpetual, irrevocable, worldwide, fully paid, royalty-free, sublicensable license to use, reproduce, modify, distribute, perform, display, make, and sell any Executive-owned or controlled Work Product or technology incorporated into or necessary to use or exploit Company Work Product.

(c)	Assistance and Executive Representations and Warranties.. Executive will assist Company, during and after the Term, in securing and enforcing rights in Company Work Product and will sign documents reasonably requested for that purpose. For assistance requested after the Term, Company will pay Executive a reasonable rate mutually agreed upon for time spent. Executive represents that Company Work Product will be original or properly assigned to Company, will not infringe third-party rights or be subject to conflicting rights or restrictions, and that Executive will not grant third parties rights in it. Executive further represents that Executive may perform this Agreement without third-party consent, will use best efforts to prevent injury or property damage, and will be responsible for injury or damage arising from Executive’s use of Company equipment, tools, or facilities.

Section 7. General Representations and Warranties of Executive. Executive represents and warrants to the Company as follows:

(a)	This Agreement has been duly and validly authorized by Executive.

(b)	This Agreement has been duly executed and delivered on behalf of Executive, and this Agreement constitutes a valid and binding agreement of Executive enforceable in accordance with its terms, subject to the application of applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws of general application affecting enforcement of creditors’ rights generally and general principles of equity.

(c)	Executive is an individual resident of the state set forth in the notices provision for Executive herein.

Section 8. Effect of Waiver. The waiver by either Party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach hereof. No waiver shall be valid unless in writing.

Section 9. Assignment. No Party shall have any power or any right to assign or transfer, in whole or in part, this Agreement, or any of its rights or any of its obligations hereunder, including, without limitation, any right to pursue any claim for damages pursuant to this Agreement or the transactions contemplated herein, or to pursue any claim for any breach or default of this Agreement, or any right arising from the purported assignor’s due performance of its obligations hereunder, whether by operation of law or otherwise, without the prior written consent of the other Party and any such purported assignment in contravention of the provisions herein shall be null and void and of no force or effect. Notwithstanding the foregoing, the Company may transfer, assign or delegate to any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company any of Company’s rights, obligations or duties hereunder. As used in this Agreement, “Company” shall mean the Company as herein defined and any successor to its business and/or assets which assumes and agrees to perform this Agreement by operation of law, or otherwise.

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Section 10. No Third-Party Rights. Except as expressly provided in this Agreement, this Agreement is intended solely for the benefit of the Parties hereto and is not intended to confer any benefits upon, or create any rights in favor of, any Person other than the Parties hereto.

Section 11. Entire Agreement; Effectiveness of Agreement. This Agreement and any other agreement entered into between the Company and Executive with respect to the issuance of any equity securities of the Company or other equity awards relating to the Company set forth the entire agreement of the Parties hereto and shall supersede any and all prior agreements and understandings concerning the Executive’s employment by the Company. This Agreement may be changed only by a written document signed by the Executive and the Company.

Section 12. Survival. All provisions of this Agreement that, by their terms, are intended to survive the termination or expiration of this Agreement shall survive such termination or expiration.

Section 13. Severability. If any one or more of the provisions, or portions of any provision, of the Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions or parts hereof shall not in any way be affected or impaired thereby.

Section 14. Governing Law and Waiver of Jury Trial.

(a)	This Agreement, and any and all claims, proceedings or causes of action relating to this Agreement or arising from this Agreement or the transactions contemplated herein, including, without limitation, tort claims, statutory claims and contract claims, shall be interpreted, construed, governed and enforced under and solely in accordance with the substantive and procedural laws of the State of Georgia, in each case as in effect from time to time and as the same may be amended from time to time, and as applied to agreements performed wholly within the State of Georgia.

(b)	SUBJECT TO Section 18, EACH PARTY AGREES THAT ALL LEGAL PROCEEDINGS CONCERNING THIS AGREEMENT SHALL BE COMMENCED IN THE STATE AND FEDERAL COURTS SITTING IN FULTON COUNTY, GEORGIA (THE “SELECTED COURTS”) WITH RESPECT TO ANY ENFORCEMENT OF AN ARBITRAL AWARD PURSUANT TO Section 18, WITH RESPECT TO ENFORCEMENT OF THE PROVISIONS OF Section 19, AND WITH RESPECT TO THE RESOLUTION OF ANY PROCEEDING OR DISPUTE WHICH IS NOT ABLE TO BE RESOLVED PURSUANT TO THE PROVISIONS OF Section 18 FOR ANY REASON. EACH PARTY HERETO HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE SELECTED COURTS FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR WITH ANY TRANSACTION CONTEMPLATED HEREBY OR DISCUSSED HEREIN (INCLUDING WITH RESPECT TO THE ENFORCEMENT OF THE RIGHTS OF A PARTY UNDER THIS AGREEMENT), AND HEREBY IRREVOCABLY WAIVES, AND AGREES NOT TO ASSERT IN ANY SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF SUCH SELECTED COURTS, OR SUCH SELECTED COURTS ARE IMPROPER OR INCONVENIENT VENUE FOR SUCH PROCEEDING. EACH PARTY HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO PROCESS BEING SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING BY MAILING A COPY THEREOF VIA REGISTERED OR CERTIFIED MAIL OR OVERNIGHT DELIVERY (WITH EVIDENCE OF DELIVERY) TO SUCH PARTY AT THE ADDRESS IN EFFECT FOR NOTICES TO IT UNDER THIS AGREEMENT AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE GOOD AND SUFFICIENT SERVICE OF PROCESS AND NOTICE THEREOF. NOTHING CONTAINED HEREIN SHALL BE DEEMED TO LIMIT IN ANY WAY ANY RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

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(c)	TO THE EXTENT PERMITTED BY APPLICABLE LAW, PARTY HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT.

Section 15. Arbitration. Any controversy, claim or dispute arising out of or relating to this Agreement or the Executive’s employment by the Company, or the termination thereof, including, but not limited to, common law and statutory claims for discrimination, wrongful discharge, and unpaid wages, shall be resolved by arbitration in Atlanta, Georgia pursuant to then-prevailing National Rules for the Resolution of Employment Disputes of the American Arbitration Association. The arbitration shall be conducted by one arbitrator jointly selected by the Parties. In the event that the Parties are unable to agree on the identity of the arbitrator within ten days of the commencement of efforts to do so, each Party shall select one arbitrator and the two arbitrators so selected shall select the sole arbitrator who shall hear and resolve controversy, claim or dispute. The arbitrator shall be bound to follow the applicable Agreement provisions in adjudicating the dispute. It is agreed by both Parties that the arbitrator’s decision is final, and that no Party may take any action, judicial or administrative, to overturn such decision. The judgment rendered by the arbitrator may be entered in the Selected Courts.

Section 16. General Remedies. Each Party acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the other Party, and thus each Party acknowledges that the remedy at law for a breach of its obligations under this Agreement will be inadequate and agrees, in the event of a breach or threatened breach by such Party of the provisions of this Agreement, that the other Party shall be entitled, in addition to all other available remedies at law or in equity, and in addition to the penalties assessable herein, to an injunction or injunctions restraining, preventing or curing any breach of this Agreement and to enforce specifically the terms and provisions hereof, without the necessity of showing economic loss and without any bond or other security being required.

Section 17. Expenses. Other than as specifically set forth herein, each of the Parties will bear their own respective expenses, including legal, accounting and professional fees, incurred in connection with this Agreement and the transactions contemplated herein.

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Section 18. Notices. All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other Party, or by registered or certified mail, return receipt requested, postage prepaid, or by email with return receipt requested and received, or nationally recognized overnight courier service, addressed as set forth below or to such other address as either Party shall have furnished to the other in writing in accordance herewith. All notices, requests, demands and other communications shall be deemed to have been duly given (i) when delivered by hand, if personally delivered, (ii) when delivered by courier or overnight mail, if delivered by commercial courier service or overnight mail, and (iii) on receipt of confirmed delivery, if sent by email.

If to the Company:

Advasa Holdings, Inc.

Attn: Mr. Grady Ryther

1-2-7 Moto-Akasake

Minato-ku, Tokyo, 107-0051 Japan

Email: gryther@post.harvard.edu

With a copy, which shall not constitute notice, to:

Richard Anslow, Esq.

Ellenoff Grossman & Schole LLP

1345 Avenue of the Americas, 11th Floor

New York, New York 10105

(212) 370-1300

Email: ranslow@egsllp.com

If to Executive, to:

Mr. William Witherspoon

435 Maynard Terrace SE

Atlanta, Georgia 30316

Email: spacecapitalinvestments@gmail.com

Section 19. Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

Section 20. Counsel. The Parties acknowledge and agree that legal counsel to the Company (“Counsel”) has prepared this Agreement at the request of the Company, and that Counsel is not legal counsel to Executive individually.

Section 21. Rule of Construction. The general rule of construction for interpreting a contract, which provides that the provisions of a contract should be construed against the Party preparing the contract, is waived by the Parties hereto. Each Party acknowledges that such Party was represented by separate legal counsel in this matter who participated in the preparation of this Agreement or such Party had the opportunity to retain counsel to participate in the preparation of this Agreement but elected not to do so.

Section 22. Execution in Counterparts, Electronic Transmission. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

[Signatures appear on following page]

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IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Effective Date.

Advasa Holdings, Inc.

By:	/s/ Grady Ryther
Grady Ryther
Chief Executive Officer

Executive:

/s/ William Witherspoon
William Witherspoon

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